Exhibit 3.13

Republic of Guyana County of

Demerara

COMPANIES ACT OF GUYANA BY

LAWS OF

“NOBLE DRILLING (GUYANA) INC.”

BE IT ENACTED as the general articles or by-laws of “NOBLE DRILLING (GUYANA) INC.” (hereinafter called the “Company”) as follows:

1.	INTERPRETATION

1.1	In these articles or by-laws and all other articles or by-laws of the Company, unless the context otherwise requires:

(a)

“Act” means the Companies Act 1991 as from time to time amended and every statute substituted therefor and, in the case of such substitution, any references in these articles or by-laws of the Company to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

(b)	“Articles” means any articles of the Company from time to time in force.

(c)	“By-laws” means any by-law of the Company from time to time in force;

(d)	“Court” shall mean the High Court of the Supreme Court of Judicature unless the Act shall specify some other Court.

(e)	All terms contained in these articles or by-laws and deemed in the Act or the Regulations shall have the meanings given to such terms in the Act or the Regulations; and

(f)

“Regulations” means any Regulations made under the Act, and every regulation substituted therefor and, in the case of such substitution, any references in these articles or by-laws of the Company to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;

(g)

the singular includes the plural and the plural includes the singular; the masculine gender includes the feminine and neuter genders; the word “person” includes bodies corporate, companies, partnerships, syndicates, trusts and any association of persons; and the word “Individual” means a natural person.

2.	REGISTERED OFFICE

2.1	The registered office of the Company shall be in Guyana at such address as the directors may fix from time to time by resolution.

3.	SEAL

3.1

The common seal of the Company shall be such as the directors may by resolution from time to time adopt. The Directors shall provide for the safe custody of the seal. Every instrument to which the seal shall be affixed shall be signed by a Director.

4.	DIRECTORS

4.1	Powers: The business and affairs of the Company shall be managed by the directors.

4.2	Number: There shall be a minimum of (two) and a maximum of six (6) directors of the Company.

4.3	Election: Directors shall be elected by the shareholders on a show of hands unless a ballot is demanded in which case such election be by ballot.

4.4

Tenure: Unless his tenure is sooner determined, a director shall hold office from the date on which he is elected or appointed until the close of the annual meeting of the shareholders next following but he shall be eligible for re-election if qualified.

4.4.1	A director shall cease to be a director:

(a)	if he becomes bankrupt or compounds with his creditors or is declared insolvent;

(b)	if he is found to be of unsound mind; or

(c)

if by notice in writing to the Company he resigns his office and any such resignation shall be effective at the time it is sent to the Company or at the time specified in the notice, whichever is later.

4.4.2

The shareholders of the Company may, by ordinary resolution passed at a special meeting of the shareholders, remove any director from office and a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed.

4.5

Committee of Directors: The directors may appoint from among their number a committee of directors and subject to section 81 of the Act may delegate to such committee any of the powers of the directors.

4.6	The directors may pay all expenses incurred in promoting and registering the company

4.7

The directors may exercise all such powers of the company, including power to borrow money and to mortgage or charge its property and undertaking or any part thereof and to issue debentures, as are not by this Act or these articles or by-laws required to be exercised by the members in general meeting.

4.8

Subject to compliance with section 90 of the Act, a director may enter into any contract with the company and the contract or any other contract of the company in which a director is in any way interested shall not be liable to be avoided nor shall a director be liable to account for any profit made thereby by reason of the director holding the office of director or of the fiduciary relationship thereby established.

4.9	There shall be no share qualification for a person to hold the office of a director.

4.10

No person subject to any of the disabilities set out in section 4(2) of the Act shall be a director AND any director becoming subject thereto shall automatically cease to hold the office of a director of the company PROVIDED ALWAYS that should the disability cease, that person shall once more resume the office of a director forthwith.

4.11

A director may act by himself or his firm in a professional capacity for the company, except as auditor, and he and his firm shall be entitled to proper remuneration for professional service as if he were not a director.

5.	BORROWING POWERS OF DIRECTORS

5.1	The directors may from time to time:

(a)	borrow money upon the credit of the Company;

(b)	issue, reissue, sell or pledge debentures of the Company;

(c)	subject to section 55 of the Act, give a guarantee on behalf of the Company to secure performance of an obligation of any person; and

(d)	mortgage, charge, pledge or otherwise create a security interest in all or any property of the Company, owned or subsequently acquired, to secure any obligation of the Company.

5.2

The directors may from time to time by resolution delegate to any officer of the Company all or any of the powers conferred on the directors by paragraph 5.1 hereof to the full extent thereof or such lesser extent as the directors may in any such resolution provide.

5.3

The powers conferred by paragraph 5.1 hereof shall be in supplement of and not in substitution for any powers to borrow money for the purposes of the Company possessed by its directors or officers independently of a borrowing article or by-law.

6.	MEETINGS OF DIRECTORS

6.1	Place of Meeting: Meetings of the directors and of any committee of the directors may be held within or outside Guyana.

6.2

Notice: A meeting of the directors may be convened at any time by any director or the Secretary, when directed or authorised by any director. Subject to subsection 77 of the Act the notice of any such meeting need not specify the purpose of or the business to be transacted at the meeting. Notice of any such meeting shall be served in the manner specified in paragraph 20.1 hereof not less than two days (exclusive of the day on which the notice is delivered or sent but inclusive of the day for which notice is given) before the meeting is to take place. A director may in any manner waive notice of a meeting of the directors and attendance of a director at a meeting of the directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

6.2.1

It shall not be necessary to give notice of a meeting of the directors to a newly elected or appointed director for a meeting held immediately following the election of directors by the shareholders or the appointment to fill a vacancy among the directors.

6.3

Quorum: Two (2) or more directors shall form a quorum for the transaction of business and, notwithstanding any vacancy among the directors, a quorum may exercise all the powers of the directors. No business shall be transacted at a meeting of directors unless a quorum is present.

6.3.1

A director may, if all the directors consent, participate in a meeting of directors or of any committee of the directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other and a director participating in such a meeting by such means is deemed to be present at that meeting.

6.4

Voting: Questions arising at any meeting of the directors shall be decided by a majority of votes. In case of an equality of votes the chairman of the meeting in addition to his original vote shall have a second or casting vote.

6.5

Resolution in lieu of meeting: Notwithstanding any of the foregoing provisions of these articles or by-laws a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or any committee of the directors is as valid as if it had been passed at a meeting of the directors or any committee of the directors.

7.	REMUNERATION OF DIRECTORS

7.1

The remuneration to be paid to the directors shall be such as the Company may from time to time determine and such remuneration may be in addition to the salary paid to any officer or employee of the Company who is also a director. The directors may award special remuneration to any director undertaking any special services on the Company’s behalf other than the routine work ordinarily required of a director and the confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Company.

8.	OFFICERS

8.1

Appointment: The directors shall as often as may be required appoint a Secretary and, if deemed advisable, may as often as may be required appoint any or all of the following officers: a Chairman, a Deputy Chairman, a Managing Director, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries or one or more Assistant Treasurers. A director may be appointed to any office of the Company but none of the officers except the Chairman, the Deputy Chairman, the Managing Director, the President and Vice-President need be a director. Two or more of the aforesaid offices may be held by the same person. In case and whenever the same person holds the offices of Secretary and Treasurer he may but need not be known as the Secretary Treasurer. The directors may from time to time appoint such other officers and agents as they deem necessary who shall have such authority and shall perform such duties as may from time to time be prescribed by the directors.

8.2

Remuneration: The remuneration of all officers appointed by the directors shall be determined from time to time by resolution of the directors. The fact that any officer or employee is a director or shareholder of the Company shall not disqualify him from receiving such remuneration as may be determined.

8.3

Powers and Duties: With the approval of the directors, officers may sign such contracts, documents or instruments in writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the directors.

8.4

Delegation: In case of the absence or inability to act of any officer of the Company except a Managing Director or for any other reason that the directors may deem sufficient the directors may delegate all or any of the powers of such officer to any other officer or to any director.

8.5	Chairman: A Chairman shall, when present, preside at all meetings of the directors, and any committee of the directors or the shareholders.

8.6

Deputy Chairman: If the Chairman is absent or is unable or refuses to act, the Deputy Chairman (if any) shall, when present, preside at all meetings of the directors, and any committee of the directors, or the shareholders.

8.7	Managing Director: A Managing Director shall exercise such powers and have such authority as may be delegated to him by the directors in accordance with the provisions of section 81 of the Act.

8.8

President: A President shall be the Chief Executive Officer of the Company. He shall be vested with and may exercise all the powers and shall perform all the duties of a Chairman and Deputy Chairman if none be appointed or if the Chairman and the Deputy Chairman are absent or are unable or refuse to act.

8.9

Vice-President: A Vice-President or, if more than one, the Vice-Presidents, in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President.

8.10

Secretary: The Secretary shall give or cause to be given notices for all meetings of the directors, any committee of the directors and the shareholders when directed to do so and shall have charge of the minute books and seal of the Company and of the records (other than accounting records) referred to in section 198 of the Act.

8.11

Treasurer: Subject to the provisions of any resolution of the directors, a Treasurer shall have the care and custody of all the funds and securities of the Company and shall deposit the same in the name of the Company in such bank or banks or with such other depository or depositories as the directors may direct. He shall keep or cause to be kept the accounting records referred to in section 157 of the Act. He may be required to give such bond for the faithful performance of his duties as the directors in their uncontrolled discretion may require but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Company to receive any indemnity thereby provided.

8.12

Assistant Secretary and Assistant Treasurer: The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall respectively perform all the duties of the Secretary and the Treasurer, respectively, in the absence or inability or refusal to act of the Secretary or the Treasurer, as the case may be.

8.13

General Manager or Manager: The directors may from time to time appoint one or more General Managers or Managers and may delegate to him or them full power to manage and direct the business and affairs of the Company (except such matters and duties as by law must be transacted or performed by the directors or by the shareholders) and to employ and discharge agents and employees of the Company or may delegate to him or them any lesser authority. A General Manager or Manager shall conform to all lawful orders given to him by the directors of the Company and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Company. Any agent or employee appointed by the General Manager or Manager may be discharged by the directors.

8.14

Vacancies: If the office of any officer of the Company becomes vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the Secretary, and may, in the case of any other office, appoint a person to fill such vacancy.

9.	FOR THE PROTECTION OF DIRECTORS AND OFFICERS

9.1	No director or officer of the Company shall be liable to the Company for:-

(a) the acts, receipts, neglects or defaults of any other director or officer or employee or for joining any receipt or act for conformity;

(b) any loss, damage or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company or for or on behalf of the Company;

(c) the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be placed out or invested;

(d) any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, including any person with whom any moneys, securities or effects shall be lodged or deposited;

(e) any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Company;

(f) any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto;

unless the same happens by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

9.2	Nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or regulations made thereunder or relieve him from liability for a breach thereof.

9.2.1

The directors for the time being of the Company shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Company, except such as are submitted to and authorised or approved by the directors.

9.2.2

If any director or officer of the Company is employed by or performs services for the Company otherwise than as a director or officer or is a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Company, the fact of his being a shareholder, director or officer of the Company shall not dis-entitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

10.	INDEMNITIES TO DIRECTORS AND OFFICERS

10.1

Subject to section 99 of the Act, except in respect of an action by or on behalf of the Company to obtain a judgement in its favour, the Company shall indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such company, if:

(a) he acted honestly and in good faith with a view to the best interests of the Company; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

11.	SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

11.1

The directors in their discretion may submit any contract, act or transaction for approval or ratification at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and, subject to the provisions of section 90 of the Act, any such contract, act or transaction that is approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Company’s articles or any other articles or by-laws) shall be as valid and as binding upon the Company and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Company.

12.	SHAREHOLDERS’ MEETINGS

12.1

Annual Meeting: Subject to the provisions of section 107 of the Act, the annual meeting of the shareholders shall be held on such day in each year and at such time as the directors may by resolution determine at any place within Guyana or, if all the shareholders entitled to vote at such meeting so agree, outside Guyana.

12.2

Special Meetings: Special meetings of the shareholders may be convened by order of the Chairman, the Deputy Chairman, the Managing Director, the President, a Vice-President or by the directors at any date and time and at any place within Guyana or, if all the shareholders entitled to vote at such meeting so agree, outside Guyana.

12.2.1

The directors shall, on the requisition of the holders of not less than five percent of the issued shares of the Company that carry a right to vote at the meeting requisitioned, forthwith convene a meeting of shareholders, and in the case of such requisition the following provisions shall have effect:-

(1) The requisition must state the purposes of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more of the requisitionists.

(2) If the directors do not, within twenty-one days from the date of the requisition being so deposited, proceed to convene a meeting, the requisitionists or any of them may themselves convene the meeting, but any meeting so convened shall not be held after three months from the date of such deposit.

(3) Unless subsection (3) of section 135 of the Act applies, the directors shall be deemed not to have duly convened the meeting if they do not give such notice as is required by the Act within fourteen days from the deposit of the requisition.

(4) Any meeting convened under this paragraph by the requisitionists shall be called as nearly as possible in the manner in which meetings are to be called pursuant to the articles or by-laws and Divisions E and F of Part I of the Act.

(5) A requisition by joint holders of shares must be signed by all such holders.

12.3

Notice: A printed, written or typewritten notice stating the day, hour and place of meeting shall be given by serving such notice on each shareholder entitled to vote at such meeting, on each director and on the auditor of the Company in the manner specified in paragraph 18.1 hereof, not less than twenty-one days or more than fifty days (in each case exclusive of the day for which the notice is delivered or sent and of the day for which notice is given) before the date of the meeting. Notice of a meeting at which special business is to be transacted shall state (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgement thereon, and (b) the text of any special resolution to be submitted to the meeting.

12.4

Waiver of Notice: A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

12.5

Omission of Notice: The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder, director or the auditor of the Company shall not invalidate any resolution passed or any proceedings taken at any meeting of the shareholders.

12.6

Votes: Every question submitted to any meeting of shareholders shall be decided in the first instance by a show of hands unless a person entitled to vote at the meeting has demanded a ballot and, in the case of an equality of votes the chairman of the meeting shall on a ballot have a casting vote in addition to any votes to which he may be otherwise entitled.

12.6.1 At every meeting at which he is entitled to vote, every shareholder, proxy holder or individual authorised to represent a shareholder who is present in person shall have one vote on a show of hands. Upon a ballot at which he is entitled to vote, every shareholder, proxy holder or individual authorised to represent a shareholder shall have one vote for every share held by the shareholder.

12.6.2 At any meeting unless a ballot is demanded, a declaration by the Chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

12.6.3 When the Chairman, the Deputy Chairman, the President and the Vice-President are absent, the persons who are present and entitled to vote shall choose another director as chairman of the meeting; but if no director is present or all the directors present decline to take the chair, the persons who are present and entitled to vote shall choose one of their number to be chairman.

12.6.4 A ballot, either before or after any vote by a show of hands, may be demanded by any person entitled to vote at the meeting. If at any meeting a ballot is demanded on the election of a chairman or on the question of adjournment it shall be taken forthwith without adjournment. If at any meeting a ballot is demanded on any other question or as to the election of directors, the vote shall be taken by ballot in such manner and either at once, later in the meeting or after adjournment as the chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

12.6.5 If two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may, in the absence of the other, vote the shares; but if two or more of those persons who are present, in person or by proxy vote, they must vote as one on the shares jointly held by them.

12.7

Proxies: Votes at meetings of shareholders may be given either personally or by proxy or, in the case of a shareholder who is a body corporate or association, by an individual authorised by a resolution of the directors or governing body of that body corporate or association to represent it at meetings of shareholders of the Company.

12.7.1 A proxy shall be executed by the shareholder or his attorney authorised in writing and is valid only at the meeting in respect of which it is given or any adjournment thereof.

12.7.2 A person appointed by proxy need not be a shareholder.

12.7.3 An instrument appointing a proxy, shall be in the following form as near thereto as circumstances permit:

The undersigned shareholder of NOBLE DRILLING (GUYANA) INC. hereby appoints                              of                                                               or failing             him,                                         of                                                                          as the nominee of the undersigned to attend and act for the undersigned and on behalf of the undersigned at the meeting of the shareholders of the said Company to be held on the         day of                         20         and at any adjournment or adjournments thereof in the same manner, to the same extent and with the same powers as if the undersigned were present at the said meeting or such adjournment or adjournments thereof.

DATED this day of , 20

Signature of shareholder

12.8

Adjournment: The chairman of any meeting may with the consent of the meeting adjourn the same from time to time to a fixed time and place and no notice of such adjournment need be given to the shareholders unless the meeting is adjourned by one or more adjournments for an aggregate of thirty days or more in which case notice of the adjourned meeting shall be given as for an original meeting. Any business that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same may be brought before or dealt with at any adjourned meeting for which no notice is required.

12.9

Quorum: Subject to the Act, and except in the case of a Company having only one shareholder a quorum for the transaction of business at any meeting of the shareholders shall be two persons present in person, each being either a shareholder entitled to vote thereat, or a duly appointed proxy holder or representative of a shareholder so entitled. If a quorum is present at the opening of any meeting of the shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding a quorum is not present throughout the meeting. If a quorum is not present within 30 minutes of the time fixed for a meeting of shareholders, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business.

12.10

Resolution in lieu of meeting: Notwithstanding any of the foregoing provisions of this by law a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to section 134 of the Act as Valid as if it had been Passed at a meeting of the shareholders.

13.	SHARES

13.1	Powers of the Company: The Company may exercise the power under Section 49 of the Act of paying commission.

13.2	Public Subscription: Any invitation to the public to subscribe for shares or debentures of the Company is prohibited.

13.2

Allotment and Issuance: Subject to the Act and these articles and by-laws, shares in the capital of the Company may be allotted and issued by resolution of the directors at such times and on such terms and conditions and to such persons or class of persons as the directors determine.

13.3

Provision Prohibiting the Issuance Of Nonvoting Equity Securities: The Company will not issue non-voting shares (which shall not be deemed to include any warrants or options or similar instruments to purchase shares); provided, however, that this Article 13.3 may be amended or eliminated in accordance with applicable law from time to time as in effect, including if determined by the Company by ordinary resolution or, if the Company has not so determined, as determined by the Board from time to time.

13.4

Certificates: Share certificates and the form of share transfer shall (subject to section 201 of the Act) be in such form as the directors may by resolution approve and such certificates shall be signed by a Chairman or a Deputy Chairman or a Managing Director or a President or a Vice President and the Secretary or an Assistant Secretary holding office at the time of signing.

13.4.1. The directors or any agent designated by the directors may in their or his discretion direct the issuance of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken, on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the directors may from time to time prescribe, whether generally or in any particular case.

13.4.2. When a share certificate or debenture is lost, destroyed or defaced it may be renewed on payment of a fee of ten dollars and on such terms (if any) as to evidence and indemnity and the payment of the expenses of the Company of investigating evidence as the directors think fit.

13.5

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently due or not) payable in respect of that share, and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company, but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this paragraph; the Company’s lien, if any, on a share shall extend to all dividends payable thereon.

13.6

The Company may sell, in such manner as the directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which a lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

13.7

To give effect to any such sale the directors may authorise some person to transfer the shares sold to the purchaser thereof; the purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

13.8

The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares as the date of the sale.

13.9	For the purposes of this paragraph, a share is not a fully paid share if any instalment of the issue price remains to be paid.

13.10

The directors may, if they think fit, receive from any person willing to advance the same, all or any part of the moneys not yet due upon any shares or debentures held by him, and upon any shares or debentures held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the Company in a general meeting shall otherwise direct) five per cent per annum, as may be agreed upon between the directors and the person paying that sum in advance.

13.11

A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; but the directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and, if the notice is not complied with within ninety days the directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share until requirements of the notice have been complied with.

13.12

If a shareholder fails to pay any instalment of the issue price of a share on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of the instalment remains unpaid, exercise the powers of forfeit and reissue the share and to recover the unpaid instalment conferred on the Company by Section 29(2) and (3) of the Act.

13.13

A statutory declaration in writing that the declarant is director or the secretary of the company and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all person claiming to be entitled to the share; the Company may receive the consideration (if any) given for the share on the reissue thereof and may, issue a share certificate to the person to whom the share is reissued, and he shall thereupon be registered as the holder of the share and shall not be bound to see the application of the consideration (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

14.	TRANSFER OF SHARES AND DEBENTURES

14.1

Transfer: The shares or debentures of the company may be transferred by a written instrument of transfer signed by the transferor and naming the transferee subject to such restrictions as are hereinafter set out provided always that no share or debenture shall be transferred without the approval of the directors or of a committee of such directors evidenced by resolution and the directors may, in their absolute discretion, and without assigning any reason therefor, decline to register any transfer of any share.

14.2

Registers: Registers of shares and debentures issued by the Company shall be kept at the registered office of the Company or at such other place in Guyana as may from time to time be designated by resolution of the directors.

14.3

Surrender of Certificates: Subject to section 199 of the Act, no transfer of shares or debentures shall be registered unless or until the certificate representing the shares or debentures to be transferred has been surrendered for cancellation.

14.4

Shareholders’ indebted to the Company: The Company shall have a lien on a share registered in the name of the shareholder or his personal representative for a debt of that shareholder to the Company. By way of enforcement of such lien the directors may refuse to permit the registration of a transfer of such share.

14.5

An instrument of transfer of shares or debentures shall name the transferee, shall state the number or principal amount of the shares or debentures transferred, and shall be signed by the transferor. As regards the Company the transferor shall be deemed to remain the holder of the shares or debentures until the name of the transferee is entered in the register of members or debenture holders except so far as the Act otherwise provides or the court otherwise orders.

14.6	The directors may decline to register -

(a)	the transfer of a share (not being a fully paid share) to a person of whom they shall not approve;

(b)	a transfer of a share which fails to comply with the provisions of by-law 14.13

(b)	the transfer of a share on which the company has a lien; or

(c)	the transfer of a share to a person who is an infant or who is of unsound mind and has been so found by a Court in Guyana.

14.7	The directors may decline to recognise any instrument of transfer of shares or debentures unless:-

(a) a fee of ten dollars, or such lesser sum as the directors may from time to time require, is paid to the Company in respect thereof;

(b) the instrument of transfer is accompanied by the certificate of the shares or Debentures to which it relates, and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer, and

(c) the instrument of transfer is in respect of only one class of shares or debentures.

14.8

The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine provided that such registration shall not be suspended for more than thirty days in any year.

14.9

The Company shall be entitled to charge a fee not exceeding ten dollars on the registration of every probate, letters of administration, certificate of appointment of a trustee in bankruptcy, power of attorney, notice of interest, charging order, or other instrument.

14.10

In case of the death of a member or debenture holder the survivor or survivors where the deceased was a joint holder, and the legal personal representative of the deceased where he was a sole holder, shall be the only person recognised by the Company as having any title to his shares or debentures; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

14.11

Any person becoming entitled to shares or debentures in consequence of the death or bankruptcy of a member or debenture holder may; upon such evidence being produced as may from time to time properly be required by the directors and subject as hereinafter provided, elect either to be registered himself as holder of the shares or debentures or to have some person nominated by him registered as the transferee thereof, but the directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares or debentures by that member or debenture holder before his death or bankruptcy, as the case may be.

14.12

No shares of the Company shall be sold or transferred by any shareholder or trustee in bankruptcy or personal representative of any shareholder unless and until the rights of pre-emption hereinafter conferred shall have first been exhausted.

14.13

Every shareholder or trustee in bankruptcy who may desire to sell or transfer any shares of the Company and any personal representative of a deceased shareholder who may desire to sell or transfer any shares for any such deceased person shall give notice in writing to the directors that he desires to make such sale or transfer. Such notice shall constitute the board, his agent, for the sale of such shares, the said shares to be offered to the other members of the Company at a price to be agreed upon between the party, giving such notice as aforesaid and the board OR in the case of any difference to be determined by the Auditor of the Company. Should the other members of the Company wish to purchase the said shares, they shall have the right to do so in proportion to their respective holdings within the Company. Failing the acquisition by any member or members, the shares may then be sold or transferred to any person subject to the restrictions upon transfer by the directors. The transfer notice shall not be revocable except with the consent of the directors.

15.	DIVIDENDS

15.1	The directors may from time to time by resolution declare and the Company may pay dividends on the issued and outstanding shares in the capital of the Company subject to section 50 of the Act.

15.1.1 In cases where several persons are registered as the joint holders of any shares, any one of such persons may give effectual receipts for dividends and payments on account of dividends.

15.2.

The directors may, before recommending any dividends, set aside out the profits or income surplus of the company such sums as they think proper in order to provide for a known liability, including a disputed or contingent liability, or as a depreciation or replacement provision and may carry forward any profits or income surplus which they may think prudent not to distribute.

15.3	15.3.1 Subject to section 50 (4) of the Act, all dividends shall be declared and paid as a fixed sum per share and not as a proportion of the amount paid in respect of a share.

15.3.2 The directors may deduct from a dividend payable to a shareholder all sums of money presently payable by the shareholder to the company in respect to his shares.

15.4

15.4.1 Any dividend payable in cash may be paid by cheque or warrant sent by post to the registered address of the shareholder or, in the case of joint holders to that one who is first named on the register of members, or to such persons and to such address as the holder or joint holders may in writing direct.

15.4.2 Every such cheque shall be made payable to the order of the person to whom it is sent.

15.4.3 Any one of two or more joint holders may give effectual receipts for any dividends.

15.4.4 Every dividend payment shall be accompanied by a statement showing the gross amount of the dividend, and any tax deducted or deemed to be deducted therefrom.

15.4.5 No dividend shall bear interest against the company.

15.5	The company, upon the recommendation of the directors may exercise the powers conferred-

15.5.1 by section 50 (4) of the Act to direct that payment of a dividend shall be wholly or partly by distribution of fully paid up shares in another body corporate;

15.5.2 by section 50 (6) of the Act to resolve to make a capitalisation issue of shares; or

15.5.3 by section 52 (2) of the Act to resolve to issue shares by way of bonus, and the directors shall do all acts and things required to give effect to the directors or resolution.

16.	INFORMATION AVAILABLE TO SHAREHOLDERS

16.1

Except as provided by the Act, no shareholder shall be entitled to any information respecting any details or conduct of the Company’s business which in the opinion of the directors it would be inexpedient in the interests of the Company to communicate to the public.

16.2

The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Company or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Company except as conferred by statute or authorised by the directors or by a resolution of the shareholders.

17.	VOTING IN OTHER COMPANIES

17.1

All shares or debentures carrying voting rights in any body corporate that are held from time to time by the Company may be voted at any and all meetings of shareholders, debenture holders (as the case may be) of such other body corporate and in such manner and by such person or persons as the directors of the Company” from time to time determine. The officers of the Company may for and on behalf the Company from time to time:-

(a)	execute and deliver proxies; and

(b)	arrange for the issuance of voting certificates or other evidence of the right to vote; in such names as they may determine without the necessity of a resolution or other action by the directors.

18.	NOTICES

18.1

Method of giving notice: Any notice or other document required by the Act, the Regulations, these articles or by-laws to be sent to any shareholder, debenture holder, director or auditor may be delivered personally or sent by prepaid mail or cable or telex to any such person at his latest address as shown in the records of the Company or its transfer agent and to any such director at his latest address as shown in the records of the Company or in the latest notice filed under section 72 or 75 of the Act, and to the auditor at his business address.

18.2	Waiver of notice: Notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto.

18.3

Undelivered notices: If a notice or document is sent to a shareholder or debenture holder by prepaid mail in accordance with this paragraph and the notice or document is returned on three consecutive occasions because the shareholder or debenture holder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder or debenture holder until he informs the Company in writing of his new address.

18.4

Shares and debentures registered in more than one name: All notices or other documents with respect to any shares or debentures registered in more than one name shall be given to whichever of such persons is named first in the records of the Company and any notice or other document so given shall be sufficient notice or delivery to all the holders of such shares or debentures.

18.5

Persons becoming entitled by operation of law: Subject to section (204) of the Act, every person who by operation of law, transfer or by any other means whatsoever becomes entitled to any share is bound by every notice or other document in respect of such share that, previous to his name and address being entered in the records of the Company is duly given to the person from whom he derives his title to such share.

18.6

Deceased Shareholders: Subject to section (204) of the Act, any notice or other document delivered or sent by prepaid mail, cable or telex or left at the address of any shareholder as the same appears in the records of the Company shall, notwithstanding that such shareholder is deceased, and whether or not the Company has notice of his death, be deemed to have been duly served in respect of the shares held by him (whether held solely or with any other person) until some other person is entered in his stead in the records of the Company as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his personal representatives and on all persons, if any, interested with him in such shares.

18.7

Signature to notices: The signature of any director or officer of the Company to any notice or document to be given by the Company may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

18.8

Computation of time: Where a notice extending over a number of days or other period is required under any provisions of the articles or the by laws the day of sending the notice shall not be counted in such number of days or other period.

18.9

Proof of service: Where a notice required under paragraph 18.1 hereof is delivered personally to the person to whom it is addressed or delivered to his address as mentioned in paragraph 18.1 hereof, service shall be deemed to be at the time of delivery of such notice.

18.9.1 Where such notice is sent by post, service of the notice shall be deemed to be effected forty eight hours after posting if the notice was properly addressed and posted by prepaid mail.

18.9.2 Where the notice is sent by cable or telex, service is deemed to be effected on the date on which the notice is so sent.

18.9.3 A certificate of an officer of the Company in office at the time of the making of the certificate or of any transfer agent of shares of any class of the Company as to facts in relation to the delivery or sending of any notice shall be conclusive evidence of those facts.

19.	CHEQUES, DRAFTS AND NOTES

19.1

All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officers or persons and in such manner as the directors may from time to time designate by resolution.

20.	EXECUTION OF INSTRUMENTS

20.1	Contracts, documents or instruments in writing requiring the signature of the Company may be signed by:

(a)	a President, a Vice President, a Director, or the Secretary; or

(b)	any two directors; or

(c)	any other person authorised by the Board of Directors

and all contracts, documents and instruments in writing so signed shall be binding upon the Company without any further authorisation or formality. The directors shall have power from time to time by resolution to appoint any officers or persons on behalf of the Company either to sign certificates for shares in the Company and contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

20.1.1 The common seal of the Company may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officers or persons specified in paragraph 20.1 hereof.

20.1.2 Subject to section 140 of the Act:

(a) a President, a Vice President, a Director, or the Secretary; or

(b) any two directors; or

(c) any other person authorised by the Board of Directors.

shall have authority to sign and execute (under the seal of the Company or otherwise) all instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

21.	SIGNATURES

21.1

The signature of the President, Vice President, the Secretary, or any director of the Company or of any officer or person, appointed pursuant to paragraph 20 hereof by resolution of the board of directors may, if specifically authorised by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any certificate for shares in the Company or contract, document or instrument in writing, bond, debenture or other security of the Company executed or issued by or on behalf of the Company. Any document or instrument in writing on which the signature of any such officer or person is so reproduced shall be deemed to have been manually signed by such officer or person whose signature is so reproduced and shall be as valid to all intents and purposes as if such document or instrument in writing had been signed manually and notwithstanding that the officer or person whose signature is so reproduced has ceased to hold office at the date on which such document or instrument in writing is delivered or issued.

22.	FINANCIAL YEAR

22.1	The directors may from time to time by resolution establish the financial year of the company.

23	LIQUIDATION

23.1

If the company is wound up, the liquidator may, with the sanction of a special resolution of the company and any other sanction required by the Act, divide amongst the members in specie or kind the whole or any part of the assets of the company (whether they consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members.

23.2

The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members or shareholders as the liquidator with the like sanction thinks fit.

23.3	Notwithstanding anything in this paragraph, no member or shareholder shall be compelled to accept any shares or other securities on which there is any liability.

23.4.

Every director, managing director, agent, auditor, secretary and other officer for the time being of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in the his favour, or in which he is acquitted.

23.5

If the company shall be wound up and the surplus assets are insufficient to repay the whole of the paid up capital such surplus assets shall be distributed so that as nearly as may be the losses shall be borne by the members of the company in proportion to capital paid up or which ought to have been paid up on the shares held by them respectively at the commencement of the winding up. But these articles or by-laws are to be without prejudice to the rights of holders of shares issued upon special conditions.

23.6

In the event of the winding up of the company in Guyana, every member of the company who for time being is not in Guyana, shall be bound within 21 (twenty-one) days after the passing of an effective resolution to wind up the company voluntarily, or after the making of an Order by the Court for the winding up of the company, to appoint a representative in Guyana upon whom all summonses, notices, process, orders and judgements relating to or made or issued under the winding up of the company may be served and give notice of such appointment(s) within the same period of 21 (twenty-one) days of cable, telex, facsimile or otherwise to the company AND in default of such nomination the liquidator of the company shall be at liberty on behalf of such member to appoint some such person and service upon any such appointee whether appointed by the member or the liquidator shall be deemed to be good personal service on such member for all purposes.

24	AMENDMENT OF ARTICLES/BY-LAWS

24.1	Subject to Parts I, II and III of the Fourth Schedule of the Act, the Company may amend its articles of incorporation and by-laws.

/s/ C.A. Nigel Hughes
C.A. Nigel Hughes
Company Secretary